Exhibit 99.1
Caesars Entertainment, Inc. Reports Fourth Quarter and Full Year 2021 Results

LAS VEGAS and RENO, Nev. (February 22, 2022) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” “CEI” or “the Company”) today reported operating results for the fourth quarter and full year ended December 31, 2021.
Fourth Quarter Results:
•GAAP net revenues of $2.6 billion versus $1.6 billion for the comparable prior-year period.
•GAAP net loss of $434 million compared to a net loss of $555 million for the comparable prior-year period.
•Same-store Adjusted EBITDA of $581 million versus $348 million for the comparable prior-year period.
•Same-store Adjusted EBITDA, excluding our Caesars Digital segment, of $886 million versus $313 million for the comparable prior-year period.
Full Year Results:
•GAAP net revenues of $9.6 billion versus $3.6 billion for the comparable prior-year period.
•GAAP net loss of $1.0 billion compared to a net loss of $1.8 billion for the comparable prior-year period.
•Same-store Adjusted EBITDA of $3.0 billion versus $1.1 billion for the comparable prior-year period.
•Same-store Adjusted EBITDA, excluding our Caesars Digital segment, of $3.5 billion versus $981 million for the comparable prior-year period.
Recent Highlights:
•Caesars Entertainment has exceeded its stated synergy target from its July 2020 merger with Eldorado Resorts.
•Caesars Sportsbook is currently live in 22 states and jurisdictions, 16 of which offer mobile wagering.
Tom Reeg, Chief Executive Officer of Caesars Entertainment, Inc., commented, “Our quarterly operating results reflect new fourth quarter records for Adjusted EBITDA and Adjusted EBITDA margin in both our Las Vegas and Regional segments. Caesars Sportsbook continues to exceed our expectations for new customer registrations, deposits and market share, especially in recently launched jurisdictions.”
Fourth Quarter and Full Year 2021 Financial Results Summary and Segment Information
After considering the effects of our recent acquisitions and completed divestitures, the following tables present adjustments to net revenues, net income (loss) and adjusted EBITDA as reported, in order to reflect a same-store basis:

Net Revenues
	Three Months Ended December 31,
(In millions)	2021	2020	2020 Pre-Cons Balt & Pre-Acq WH US (a)(c)	Less: 2020 Divest (e)	2020 Total (f)
Las Vegas	$1,040	$447	$—	$—	$447
Regional	1,364	1,028	48	(52)	1,024
Caesars Digital	116	37	126	—	163
Managed and Branded	72	66	(16)	—	50
Corporate and Other	(1)	7	—	—	7
Caesars	$2,591	$1,585	$158	$(52)	$1,691

Net Revenues
	Years Ended December 31,
(In millions)	2021	2021 Pre-Cons Balt & Pre-Acq WH US (a)(c)	Less: 2021 Divest (e)	2021 Total (b)	2020	2020 Pre-Cons Balt & Pre-Acq WH US (a)(c)	2020 Pre-Acq CEC (d)	Less: 2020 Divest (e)	2020 Total (f)
Las Vegas	$3,409	$—	$—	$3,409	$751	$—	$1,018	$—	$1,769
Regional	5,537	151	(69)	5,619	2,660	154	1,267	(368)	3,713
Caesars Digital	337	135	—	472	95	220	53	—	368
Managed and Branded	278	(28)	—	250	107	(19)	145	(47)	186
Corporate and Other	9	—	—	9	15	—	8	—	23
Caesars	$9,570	$258	$(69)	$9,759	$3,628	$355	$2,491	$(415)	$6,059

Net Income (Loss)
	Three Months Ended December 31,
(In millions)	2021	Less: 2021 Divest (e)	2021 Total (b)	2020	2020 Pre-Cons Balt & Pre-Acq WH US (a)(c)	Less: 2020 Divest (e)	2020 Total (f)
Las Vegas	$252	$—	$252	$(125)	$—	$—	$(125)
Regional	82	2	84	(163)	—	21	(142)
Caesars Digital	(360)	—	(360)	6	12	—	18
Managed and Branded	28	(2)	26	32	—	(17)	15
Corporate and Other	(436)	—	(436)	(305)	—	—	(305)
Caesars	$(434)	$—	$(434)	$(555)	$12	$4	$(539)

Net Income (Loss)
	Years Ended December 31,
(In millions)	2021	2021 Pre-Cons Balt & Pre-Acq WH US (a)(c)	Less: 2021 Divest (e)	2021 Total (b)	2020	2020 Pre-Cons Balt & Pre-Acq WH US (a)(c)	2020 Pre-Acq CEC (d)	Less: 2020 Divest (e)	2020 Total (f)
Las Vegas	$641	$—	$—	$641	$(287)	$—	$(266)	$—	$(553)
Regional	637	(21)	(24)	592	(349)	(21)	(499)	171	(698)
Caesars Digital	(580)	(33)	—	(613)	26	(5)	13	—	34
Managed and Branded	68	(11)	17	74	29	10	(105)	93	27
Corporate and Other	(1,785)	—	—	(1,785)	(1,176)	—	(202)	—	(1,378)
Caesars	$(1,019)	$(65)	$(7)	$(1,091)	$(1,757)	$(16)	$(1,059)	$264	$(2,568)

Adjusted EBITDA (g)
	Three Months Ended December 31,
(In millions)	2021	2020	2020 Pre-Cons Balt & Pre-Acq WH US (a)(c)	Less: 2020 Divest (e)	2020 Total (f)
Las Vegas	$483	$90	$—	$—	$90
Regional	430	262	7	(17)	252
Caesars Digital	(305)	6	29	—	35
Managed and Branded	18	13	—	—	13
Corporate and Other	(45)	(42)	—	—	(42)
Caesars	$581	$329	$36	$(17)	$348

Adjusted EBITDA (g)
	Years Ended December 31,
(In millions)	2021	2021 Pre-Cons Balt & Pre-Acq WH US (a)(c)	Less: 2021 Divest (e)	2021 Total (b)	2020	2020 Pre-Cons Balt & Pre-Acq WH US (a)(c)	2020 Pre-Acq CEC (d)	Less: 2020 Divest (e)	2020 Total (f)
Las Vegas	$1,568	$—	$—	$1,568	$133	$—	$198	$—	$331
Regional	1,979	37	(30)	1,986	711	10	163	(57)	827
Caesars Digital	(476)	—	—	(476)	26	31	14	—	71
Managed and Branded	87	(4)	—	83	25	1	(16)	19	29
Corporate and Other	(168)	—	—	(168)	(101)	—	(105)	—	(206)
Caesars	$2,990	$33	$(30)	$2,993	$794	$42	$254	$(38)	$1,052
____________________
(a)Represents results of operations for Horseshoe Baltimore for periods prior to the consolidation from purchase of minority interest of one of the partners on August 26, 2021. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(b)Excludes results of operations from divestitures as detailed in (e), includes results of operations of Horseshoe Baltimore for periods prior to consolidation, and William Hill US prior to the acquisition for the periods presented, for the relevant period. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.
(c)Represents results of operations for William Hill US for periods prior to the acquisition. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(d)Represents results of operations for Former Caesars prior to the Merger. Additionally, certain corporate overhead costs which were historically charged to properties within the segments during the year ended December 31, 2020 have been reclassified to Corporate and Other. These costs primarily include centralized marketing expenses, redundant executive and management payroll and benefits expenses, centralized contract labor expenses, and corporate rent expenses. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and, for the 2020 periods, do not conform to GAAP.
(e)Divestitures for year ended December 31, 2021 include results of operations for MontBleu, Tropicana Evansville, and discontinued operations of Caesars Southern Indiana, Harrah’s Louisiana Downs and Caesars UK group; three months ended December 31, 2020 include results of operations for Eldorado Resort Casino Shreveport, MontBleu, Tropicana Evansville and discontinued operations of Korea JV, Bally’s Atlantic City, Caesars Southern Indiana, Harrah’s Louisiana Downs and Caesars UK group; and year ended December 31, 2020 include results of operations for Isle of Capri Kansas City, Lady Luck Vicksburg, Eldorado Resort Casino Shreveport, MontBleu, Tropicana Evansville and discontinued operations of Korea JV, Harrah’s Reno, Bally’s Atlantic City, Caesars Southern Indiana, Harrah’s Louisiana Downs and Caesars UK group. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(f)Excludes results of operations from divestitures as detailed in (e) and includes results of operations of Horseshoe Baltimore for periods prior to the consolidation, William Hill US prior to the acquisition and of Former Caesars prior to the Merger, including discontinued operations, for the relevant period. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.
(g)Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to net income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

Balance Sheet and Liquidity
As of December 31, 2021, Caesars had $14.3 billion in aggregate principal amount of debt outstanding. Total cash and cash equivalents were $1.1 billion, excluding restricted cash of $642 million.

(In millions)	December 31, 2021	December 31, 2020
Cash and cash equivalents	$1,070	$1,776

Bank debt and loans (a)	$6,972	$6,755
Notes	7,300	8,215
Other long-term debt	51	53
Total outstanding indebtedness	$14,323	$15,023

Net debt	$13,253	$13,247
____________________
(a)Includes $282 million related to the Baltimore Term Loan which we began to consolidate during the year ended December 31, 2021.

As of December 31, 2021, our cash on hand and revolving borrowing capacity was as follows:

(In millions)	December 31, 2021
Cash and cash equivalents	$1,070
Revolver capacity (a)	2,030
Revolver capacity committed to letters of credit	(92)
Revolver capacity committed as regulatory requirement	(48)
Total	$2,960
___________________
(a)Revolver capacity includes $995 million under our CEI Revolving Credit Facility, as amended, maturing in July 2025, $1,025 million under our CRC Revolving Credit Facility, maturing in December 2022 and $10 million under the Baltimore Revolving Credit Facility, maturing in July 2022.
“In 2021, we completed our acquisition of William Hill PLC and applied strong operating cash flows to debt reduction of approximately $1.0 billion. We expect to continue to reduce debt in 2022 through the receipt of asset sale proceeds and generation of significant free cash flow,” said Bret Yunker, Chief Financial Officer.
Reconciliation of GAAP Measures to Non-GAAP Measures
Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income or interest expense, net of interest capitalized, (benefit) provision for income taxes, unrealized (gain) loss on investments and marketable securities, depreciation and amortization, stock-based compensation, impairment charges, transaction expenses, severance expense, selling costs associated with the divestitures of properties, equity in income (loss) of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment, (gain) loss related to divestitures, changes in the fair value of certain derivatives and certain non-recurring expenses such as sign-on and retention bonuses, business optimization expenses and transformation expenses, certain litigation awards and settlements, losses on inventory associated with properties temporarily closed as a result of the COVID-19 public health emergency, contract exit or termination costs, and certain regulatory settlements. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. It is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, payments under our leases with affiliates of GLPI and VICI Properties, Inc. and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.
Conference Call Information
The Company will host a conference call to discuss the Company’s results on February 22, 2022 at 2 p.m. Pacific Time. Participants should dial 833-665-0647, or 914-987-7309 for international callers and enter Conference ID 8086955 approximately 10 minutes before the call start time. The call will also be accessible on the Investor Relations section of Caesars Entertainment’s website at https://investor.caesars.com.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit. www.caesars.com/corporate. If you think you or someone you care about may have a gambling problem, call 1-877-770-STOP (1-877-770-7867).
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include: (a) the effects of the COVID-19 public health emergency on our results of operations and the duration of such impact; (b) impacts of economic and market conditions; (c) our ability to successfully operate our digital betting and iGaming platform and expand its user base; (d) our ability to sell the William Hill International business on the disclosed terms and expected timeline; (e) risks associated with our leverage and our ability to reduce our leverage, including with proceeds of expected sale transactions; (f) the effects of competition on our business and results of operations; and (g) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Reports on Form 10-K and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.
In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.
Source: Caesars Entertainment, Inc.; CZR
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com

CAESARS ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except per share data)	2021	2020	2021	2020
REVENUES:
Casino and pari-mutuel commissions	$1,519	$1,060	$5,827	$2,482
Food and beverage	343	152	1,140	342
Hotel	429	193	1,551	450
Other	300	180	1,052	354
Net revenues	2,591	1,585	9,570	3,628
EXPENSES:
Casino and pari-mutuel commissions	1,018	554	3,129	1,271
Food and beverage	223	111	707	265
Hotel	121	79	438	170
Other	111	77	373	140
General and administrative	498	399	1,782	902
Corporate	81	75	309	195
Impairment charges	102	54	102	215
Depreciation and amortization	284	259	1,126	583
Transaction costs and other operating costs	31	27	144	270
Total operating expenses	2,469	1,635	8,110	4,011
Operating income (loss)	122	(50)	1,460	(383)
OTHER EXPENSE:
Interest expense, net	(561)	(582)	(2,295)	(1,202)
Loss on extinguishment of debt	(96)	(24)	(236)	(197)
Other income (loss)	(22)	177	(198)	176
Total other expense	(679)	(429)	(2,729)	(1,223)
Loss from continuing operations before income taxes	(557)	(479)	(1,269)	(1,606)
Benefit (provision) for income taxes	116	(65)	283	(132)
Net loss from continuing operations, net of income taxes	(441)	(544)	(986)	(1,738)
Discontinued operations, net of income taxes	8	(13)	(30)	(20)
Net loss	(433)	(557)	(1,016)	(1,758)
Net (income) loss attributable to noncontrolling interests	(1)	2	(3)	1
Net loss attributable to Caesars	$(434)	$(555)	$(1,019)	$(1,757)

Net loss per share - basic and diluted:
Basic loss per share from continuing operations	$(2.07)	$(2.61)	$(4.69)	$(13.35)
Basic income (loss) per share from discontinued operations	0.04	(0.06)	(0.14)	(0.15)
Basic loss per share	$(2.03)	$(2.67)	$(4.83)	$(13.50)
Diluted loss per share from continuing operations	$(2.07)	$(2.61)	$(4.69)	$(13.35)
Diluted income (loss) per share from discontinued operations	0.04	(0.06)	(0.14)	(0.15)
Diluted loss per share	$(2.03)	$(2.67)	$(4.83)	$(13.50)
Weighted average basic shares outstanding	214	208	211	130
Weighted average diluted shares outstanding	214	208	211	130

CAESARS ENTERTAINMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO CAESARS TO ADJUSTED EBITDA
(UNAUDITED)

Three Months Ended December 31, 2021
(In millions)	CEI
Net loss attributable to Caesars	$(434)
Net income attributable to noncontrolling interests	1
Discontinued operations, net of income taxes	(8)
Benefit for income taxes	(116)
Other loss (a)	22
Loss on extinguishment of debt	96
Interest expense, net	561
Impairment charges	102
Depreciation and amortization	284
Transaction costs and other operating costs (b)	31
Stock-based compensation expense	18
Other items (c)	24
Adjusted EBITDA	$581

	Three Months Ended December 31, 2020
(In millions)	CEI	Pre-Cons. Baltimore (d)	Pre-Acq. WH US (g)	Less: Divest. (e)	Total (i)
Net income (loss) attributable to Caesars	$(555)	$—	$12	$4	$(539)
Net loss attributable to noncontrolling interests	(2)	—	—	—	(2)
Discontinued operations, net of income taxes	13	—	—	(13)	—
Provision for income taxes	65	—	10	—	75
Other income (a)	(177)	—	—	—	(177)
Loss on extinguishment of debt	24	—	—	—	24
Interest expense, net	582	3	1	(6)	580
Depreciation and amortization	259	4	7	—	270
Impairment charges	54	—	—	—	54
Transaction costs and other operating costs (b)	27	—	(1)	—	26
Stock-based compensation expense	24	1	—	—	25
Other items (c)	15	(1)	—	(2)	12
Adjusted EBITDA	$329	$7	$29	$(17)	$348

	Year Ended December 31, 2021
(In millions)	CEI	Pre-Cons. Baltimore (d)	Pre-Acq. WH US (g)	Less: Divest. (e)	Total (f)
Net loss attributable to Caesars	$(1,019)	$(32)	$(33)	$(7)	$(1,091)
Net income attributable to noncontrolling interests	3	—	—	—	3
Discontinued operations, net of income taxes	30	—	—	(23)	7
Benefit for income taxes	(283)	—	(2)	—	(285)
Other (income) loss (a)	198	40	(2)	—	236
Loss on extinguishment of debt	236	—	—	—	236
Interest expense, net	2,295	9	—	—	2,304
Impairment charges	102	—	—	—	102
Depreciation and amortization	1,126	10	8	—	1,144
Transaction costs and other operating costs (b)	144	6	27	—	177
Stock-based compensation expense	82	—	—	—	82
Other items (c)	76	—	2	—	78
Adjusted EBITDA	$2,990	$33	$—	$(30)	$2,993

	Year Ended December 31, 2020
(In millions)	CEI	Pre-Cons. Baltimore (d)	Pre-Acq. WH US (g)	Pre-Acq. CEC (h)	Less: Divest. (e)	Total (i)
Net income (loss) attributable to Caesars	$(1,757)	$(11)	$(5)	$(1,059)	$264	$(2,568)
Net income (loss) attributable to noncontrolling interests	(1)	—	—	(67)	63	(5)
Discontinued operations, net of income taxes	20	—	—	—	(20)	—
(Benefit) provision for income taxes	132	—	(7)	(224)	1	(98)
Other income (a)	(176)	(10)	(3)	(45)	(19)	(253)
Loss on extinguishment of debt	197	—	—	—	—	197
Interest expense, net	1,202	15	1	750	(72)	1,896
Depreciation and amortization	583	16	22	559	(43)	1,137
Impairment charges	215	—	—	189	(203)	201
Transaction costs and other operating costs (b)	270	1	23	71	(6)	359
Stock-based compensation expense	79	1	—	26	—	106
Other items (c)	30	(1)	—	54	(3)	80
Adjusted EBITDA	$794	$11	$31	$254	$(38)	$1,052
____________________
(a)Other (income) loss for the year ended December 31, 2021 primarily represents the change in fair value of investments held by the Company and the change in fair value of the derivative liability related to the 5% Convertible Notes and the three months ended December 31, 2021 primarily represents the change in fair value of investments held by the Company. Other (income) loss for the three months and year ended December 31, 2020 primarily relates to gains resulting from the change in the foreign currency exchange rate associated with restricted cash held in GBP and a derivative contract associated with our acquisition of William Hill, gains on William Hill UK and Flutter stock held by the Company and realized gains on conversion of CEC’s 5% convertible notes. Partially offsetting these gains is a loss on the change in fair value of the derivative liability related to CEC’s 5% convertible notes.
(b)Transaction costs and other operating costs for the periods presented primarily represent costs related to the William Hill acquisition and the Merger, various contract or license termination exit costs, professional services, other acquisition costs and severance costs.
(c)Other items primarily represent certain consulting and legal fees, rent for non-operating assets, relocation expenses, retention bonuses, and business optimization expenses.
(d)Represents results of operations for Horseshoe Baltimore for periods prior to the consolidation due to an increase in our ownership on August 26, 2021. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(e)Divestitures for year ended December 31, 2021 include results of operations for MontBleu, Tropicana Evansville, and discontinued operations of Caesars Southern Indiana, Harrah’s Louisiana Downs and Caesars UK group; three months ended December 31, 2020 include results of operations for Eldorado Resort Casino Shreveport, MontBleu, Tropicana Evansville and discontinued operations of Korea JV, Bally’s Atlantic City, Caesars Southern Indiana, Harrah’s Louisiana Downs and Caesars UK group; and year ended December 31, 2020 include results of operations for Isle of Capri Kansas City, Lady Luck Vicksburg, Eldorado Resort Casino Shreveport, MontBleu, Tropicana Evansville and discontinued operations of Korea JV, Harrah’s Reno, Bally’s Atlantic City, Caesars Southern Indiana, Harrah’s Louisiana Downs and Caesars UK group. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(f)Excludes results of operations from divestitures as detailed in (e) and includes results of operations of Horseshoe Baltimore for periods prior to the consolidation and William Hill US prior to the acquisition for the periods presented. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.
(g)Pre-acquisition William Hill US represents results of operations for William Hill prior to the acquisition. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and, for the 2021 and 2020 periods, do not conform to GAAP.
(h)Pre-acquisition CEC represents results of operations for Former Caesars prior to the Merger. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and, for the 2020 periods, do not conform to GAAP.
(i)Excludes results of operations from divestitures as detailed in (e) and includes results of operations of Horseshoe Baltimore for periods prior to the consolidation, William Hill US prior to the acquisition and of Former Caesars prior to the Merger, including discontinued operations, for the relevant period. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.